UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 30, 2004

SFSB, Inc.

(Exact Name of Registrant as Specified in its Charter)

United States	000-51037	20-2077715
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1614 Churchville Road Bel Air, Maryland	21015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 443-265-5555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 SFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4 (c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 30, 2004, the Slavie Federal Savings Bank Employee Stock Ownership Plan Trust and SFSB, Inc. entered into a Loan Agreement whereby the Slavie Federal Savings Bank Employee Stock Ownership Plan Trust borrowed $1,166,300 from SFSB, Inc. for the purpose of purchasing 116,630 shares of SFSB, Inc.’s common stock issued in the Slavie Federal Savings Bank reorganization into the mutual holding company structure. The loan will be repaid principally from discretionary contributions by Slavie Federal Savings Bank to the employee stock ownership plan over a period of up to 20 years. The Loan Agreement provides that the loan may be repaid over a shorter period, without penalty for prepayments.

Pursuant to the Loan Agreement and a Promissory Note executed by Slavie Federal Savings Bank Employee Stock Ownership Plan Trust, payment of the principal amount of the loan shall be paid in equal annual installments of $58,315. The first payment of principal shall be made on December 30, 2005 and, unless the principal is paid in full by an earlier date, every December 30th thereafter until December 30, 2024. Interest shall accrue on the outstanding principal amount at a variable rate of interest, adjusted monthly, as of the first day of each month while the principal amount remains outstanding, equal to the prime rate, as defined in the “money rates” section of the The Wall Street Journal. Interest shall be computed on an annual basis.

As part of the Loan Agreement, the parties also entered into a Pledge Agreement whereby the Slavie Federal Savings Bank Employee Stock Ownership Plan Trust pledged the 116,630 shares of SFSB, Inc.’s common stock as collateral to secure the loan.

The Loan Agreement, Promissory Note and Pledge Agreement are attached as Exhibit 99.1.

ITEM 8.01. OTHER EVENTS

On December 31, 2004, Slavie Federal Savings Bank (the “Bank”) announced that it had completed its reorganization into the mutual holding company structure. Pursuant to the reorganization, the Bank converted from a mutual savings bank to a capital stock savings bank, with the concurrent formation of SFSB, Inc. as the stock, mid-tier holding company of the Bank and the formation of Slavie Bancorp, MHC as a mutual holding company.

As part of the reorganization, SFSB, Inc., issued, at a price of $10.00 per share, 1,222,401 shares pursuant to a subscription offering to the bank’s depositors who held a deposit account at the Bank as of December 31, 2002 and 116,630 shares to the Bank’s Employee Stock Ownership Plan, representing 45% of SFSB, Inc.’s outstanding common stock. The remaining 55% of SFSB, Inc.’s outstanding common stock is owned by Slavie Bancorp, MHC. Trading in SFSB, Inc. common stock commenced on December 31, 2004 through the OTC Bulletin Board under the symbol “SFBI.”

The press release announcing the closing of the reorganization closing is attached as Exhibit 99.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable

(b) Not applicable

(c) Exhibits

99.1	Loan Documents Relating to Slavie Federal Savings Bank Employee Stock Ownership Plan.

99.2	Press Release dated December 31, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFSB, INC.

January 5, 2005	By:	/s/ Philip E. Logan
Philip E. Logan, President

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